Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-204829, 333-192886, 333-181851, 333-158874, 333-156413, 333-156140, 333-143053, 333-140334, 333-129909, 333-129908, 333-117897, 333-103571, 333-100797, 333-72480, 333-64260, 333-53734, 333-39126, 333-95653, and 333-85187 on Form S-8 of Brocade Communications Systems, Inc. of our report dated February 23, 2016 relating to the consolidated financial statements of Ruckus Wireless, Inc., which is incorporated by reference in this Current Report on Form 8-K of Brocade Communications Systems, Inc.

/S/ DELOITTE & TOUCHE LLP

San Jose, California

May 26, 2016